Exhibit 16.1

September 2, 2025

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read Neptune Flood Incorporated’s statements included in its Form S-1 filed on September 2, 2025, and we agree with such statements concerning our firm.

/s/ RSM US LLP